SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 5, 2005

VENTIV HEALTH, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

0-30318 52-2181734 ------------------------------------- ------------------------------------ ( Commission File Number) (I.R.S. Employer Identification No.)

VANTAGE COURT NORTH
200 COTTONTAIL LANE
SOMERSET, NEW JERSEY 08873
(Address of Principal Executive offices) (Zip Code)

(800) 416-0555
(Registrant's Telephone Number, Including Area Code

N/A
(Former Name or Former Address, if changed Since Last Report)

VENTIV HEALTH, INC.
CURRENT REPORT ON FORM 8-K

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Items 2.01 and 2.03 below is incorporated by reference.

As of October 5, 2005, Ventiv Health, Inc. (“Ventiv”) entered into agreements with each of its executive officers and directors providing for indemnification of such persons on customary terms and conditions. The form of such indemnification agreements is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets

On October 5, 2005, Ventiv completed the previously announced acquisition (the “Acquisition”) of all of the outstanding capital stock of inChord Communications, Inc. (“inChord”). The transaction was consummated pursuant to a definitive agreement dated September 6, 2005 (the “Acquisition Agreement”). Prior to the execution of the Acquisition Agreement, there were no material relationships between the Ventiv and inChord or its shareholders.

The closing consideration for the acquired capital stock consisted of promissory notes in an aggregate principal amount of $193,766,832 (the “Purchase Price Notes”). The Purchase Price Notes were repaid in accordance with their terms on October 7, 2005 by the delivery to the former shareholders of inChord of $177,212,595 in cash and 500,496 unregistered shares of the Common Stock, par value $0.001 per share, of Ventiv (“Common Stock”) and the cancellation (by way of offset against amounts due under the Purchase Price Notes) of $4,054,336 in indebtedness owing by certain of such shareholders to inChord. In addition to the closing consideration, the purchase price for the capital stock includes an earn-out provision pursuant to which inChord’s former shareholders will become entitled to additional consideration, which may be material, if inChord achieves specified financial targets during 2005 through 2007. A portion of this additional consideration may, at Ventiv’s option, be satisfied by the issuance of unregistered shares of Common Stock. A copy of the Acquisition Agreement is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

As discussed in Item 5.02 below, upon the completion of the Acquisition, R. Blane Walter, the President and Chief Executive Officer of inChord, was appointed to the Board of Directors of Ventiv. Mr. Walter is deemed to be an executive officer of Ventiv following the Acquisition. inChord and Mr. Walter are party to an employment agreement that became effective as of October 5, 2005. The employment agreement provides for payment to Mr. Walter of a base salary of $387,000 per annum and contains other customary terms and conditions. The obligations of inChord under Mr. Walter’s employment agreement are guaranteed by Ventiv. A copy of Mr. Walter’s employment agreement is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The cash portion of the consideration used to repay the Purchase Price Notes was funded principally through a borrowing under a Credit Agreement dated as of October 5, 2005 among Ventiv, certain of its subsidiaries (including inChord and certain of inChord’s subsidiaries) as guarantors, the lenders party thereto, UBS Securities LLC, as bookmanager and as joint lead arranger, KeyBank N.A. as documentation agent, UBS Loan Finance LLC, as swingline lender, UBS AG, Stamford Branch, as issuing bank, as administrative agent for the Lenders and as collateral agent, Banc of America Securities LLC, as joint lead arranger, and Bank of America, N.A., as syndication agent (the “Credit Agreement”). The Credit Agreement provides for an unsecured term loan of $175 million which was made available to Ventiv in a single drawing, a $50 million revolving credit facility, of which $5 million is available for the issuance of letters of credit, and a swingline facilty.

The term loan will mature on the sixth anniversary of the Credit Agreement, with scheduled quarterly amortization of 1% per year during years one through five and 95% during year six. The revolving loans will mature on the sixth anniversary of the Credit Agreement. Amounts advanced under the Credit Agreement must be prepaid with a percentage, determined based on a leverage test set forth in the Credit Agreement, of Excess Cash Flow (as defined in the Credit Agreement) and the proceeds of certain non-ordinary course asset sales and certain issuances of debt obligations or equity securities of Ventiv and its subsidiaries, subject to certain exceptions. Ventiv may elect to prepay the loans, in whole or in part at any time, in certain minimum principal amounts, without penalty or premium (other than normal LIBOR break funding costs). Amounts borrowed under the Credit Agreement that are repaid or prepaid may not be reborrowed.

Interest on the loans will accrue, at Ventiv’s election, at either (1) the Alternate Base Rate (which is the greater of UBS’s prime rate and federal funds effective rate plus  1/2 of 1%) or (2) the Adjusted LIBOR Rate, with interest periods determined at Ventiv’s option of 1, 2, 3 or 6 months (or, if the affected lenders agree, 9 months), in each case plus a spread based on the type of loan and method of interest rate determination elected.

The Credit Agreement contains, among other things, conditions precedent, representations and warranties, covenants and events of default customary for facilities of this type. Such covenants include certain limitations on indebtedness, liens, sale-leaseback transactions, guarantees, fundamental changes and transactions with affiliates. The Credit Agreement also includes covenants under which Ventiv is required to maintain minimum leverage, interest rate coverage and fixed charge coverage ratios that vary based on the amount of time elapsed since the initial extension of credit..

Under certain conditions, the lending commitments under the Credit Agreement may be terminated by the lenders and amounts outstanding under the Credit Agreement may be accelerated. Such events of default include failure to pay any principal, interest or other amounts when due, failure to comply with covenants, breach of representations or warranties in any material respect, non-payment or acceleration of other material debt of Ventiv and its subsidiaries, bankruptcy, insolvency, material judgments rendered against Ventiv or certain of its subsidiaries or a 40% change of control of Ventiv, subject to various exceptions and notice, cure and grace periods.

A copy of the Credit Agreement is attached hereto as Exhibit 10.3 and is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 above is incorporated by reference. The Common Stock issued in connection with the closing of the Acquisition was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 3.03. Material Modifications to Rights of Security Holders.

The Credit Agreement prohibits the payment of dividends by Ventiv. Ventiv has not declared cash dividends in the past and has no plans to do so in the foreseeable future.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective upon the completion of the Acquisition, Terrell Herring, President of Ventiv Commercial Services, and R. Blane Walter, President and Chief Executive Officer of inChord, were appointed to Ventiv’s Board of Directors. These additions increased the size of Ventiv’s Board to nine members.

Item 7.01 Regulation FD Disclosure

A copy of the press release announcing the completion of the Acquisition is being furnished pursuant to Regulation FD. The information in the press release shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the press release shall not be deemed to be incorporated by reference into Ventiv’s filings under the Securities Act of 1933, as amended, except as set forth with respect thereto in any such filing.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired. To be filed by amendment to this Current Report of Form 8-K not later than December 21, 2005.

(b) Pro forma financial information. To be filed by amendment to this Current Report on Form 8-K not later than December 21, 2005.

(c) Exhibits. Exhibits are listed on the Exhibit Index at the end of this Current Report on Form 8-K. The exhibits required by Item 601 of Regulation S-K listed on such Exhibit Index in response to this Item are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTIV HEALTH, INC.

By: /s/ John R. Emery -------------------------------------------- Date: October 11, 2005 Name: John R. Emery Title: Chief Financial Officer (Principal Accounting and Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Acquisition Agreement dated September 6, 2005 by and among inChord Communications, Inc., the shareholders of inChord Communications, Inc., Ventiv Health, Inc. and Accordion Holding Corporations
10.1	Form of Indemnification Agreement entered into with each executive officer and director of Ventiv
10.2	Employment Agreement dated as of September 6, 2005 between inChord Communications, Inc. and R. Blane Walter
10.3
Credit Agreement dated as of October 5, 2005 among Ventiv Health, Inc., the Subsidiary Guarantors, the lenders party thereto, UBS Securities LLC, as bookmanager, as joint lead arranger, and as documentation agent, UBS Loan Finance LLC, as swingline lender, UBS AG, Stamford Branch, as issuing bank, as administrative agent for the Lenders and as collateral agent, Banc of America Securities LLC, as joint lead arranger, and Bank of America, N.A., as syndication agent

99.1	Press Release of Ventiv Health, Inc., dated October 6, 2005